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                                    EXHIBIT 99.1


                                  [Diedrich Logo]



FOR IMMEDIATE RELEASE


                      Diedrich Coffee to Acquire Coffee People
       COMBINATION CREATES SECOND LARGEST OPERATOR IN SPECIALTY COFFEE MARKET

     Irvine, California - February 9, 1999 - Diedrich Coffee, Inc. (NASDAQ:
DDRX), a leading retailer, wholesaler and custom roaster of specialty coffee, announced today that it has signed a letter of intent to acquire Coffee People, Inc. (NASDAQ: MOKA).

     This acquisition positions Diedrich Coffee as the second largest company in the specialty coffee market and as an industry leader in mall-based retail coffee stores. The combined company will have annual system-wide sales of more than $150 million through 363 outlets in 38 states and seven countries. The company's brands will include Diedrich Coffee, Coffee People and Coffee Plantation coffeehouses and Gloria Jean's mall-based retail coffee stores.

     "Profitability, synergies, access to capital and infrastructure are the four big gains from this transaction," said John E. Martin, Chairman of Diedrich Coffee, Inc. "The transaction is immediately accretive to earnings and provides the management, distribution and roasting infrastructures that are necessary to drive future growth. Diedrich Coffee has always stood out in terms of product quality and the unique neighborhood environment we offer our customers. This transaction makes us stand out in terms of size as well."

     Under the terms of the letter of intent, Coffee People shareholders will receive $10.75 million in cash, 1,667,000 shares of Diedrich Coffee common stock, and $14.25 million in cash or a combination of cash and stock based on the successful completion of a public equity offering by Diedrich Coffee. As of February 8, there were approximately 10,760,000 shares of Coffee People common stock outstanding. This transaction is expected to close in early summer and is subject to a number of conditions including the execution of a definitive agreement, securing financing and shareholder and regulatory approval.

     "Our companies have a shared vision of expanding nationally through franchising," said Alton W. McEwen, President and Chief Executive Officer of Coffee People, Inc. "The strength and experience that John Martin and Tim Ryan offer will help us realize that vision. Their leadership at Taco Bell in growing the concept from 1,500 to 25,000 outlets in a thirteen year period is a case study in capitalizing on a rapidly expanding segment with aggressive growth."

     Diedrich Coffee's national expansion objective is to add 1,500 coffeehouses over the next six years through franchise area development agreements with large multi-unit franchise operators. The company has already signed two major franchise agreements with contracts for the opening of up to 145 Diedrich Coffee coffeehouses and plans to expand the Gloria Jean's brand.

     With this transaction, Diedrich Coffee hopes to aggressively exploit the emerging segmentation of the specialty coffee market. "We believe that, as the market evolves, three

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distinct segments are emerging.  These are neighborhood coffeehouses, mall-based coffee stores and espresso/coffee bars. Now we have a leg up in the first two," said Tim Ryan, President and Chief Executive Officer of Diedrich Coffee, Inc.

     Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and fall under the safe harbor. Actual results and financial position could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including but not limited to, the successful closing of this transaction, impact of competition, the availability of working capital and other risks and uncertainties described in detail under "Certain Factors and Trends Affecting Diedrich Coffee and its Business" in the Company's annual report on form 10-K for the fiscal year ended January 28, 1998, and in the Company's subsequent reports on form 10-Q, as well as in Coffee People's Form 10-K filed with the Securities and Exchange Commission on September 25, 1998 and Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 23, 1998.

     Media Contact:      Dan Cahill
                         Diedrich Coffee, Inc.
                         (310) 966-5513
                         Dolores Chenoweth
                         Coffee People, Inc.
                         (503) 469-0338

     Investor Contact:   Ann Wride, Chief Financial Officer
                         Diedrich Coffee, Inc.
                         (949) 260-6713
                         Mark Archer, Chief Financial Officer
                         Coffee People, Inc.
                         (831) 633-4001

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